EXHIBIT 21a

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

SIGNIFICANT SUBSIDIARIES

                                                                     State of
Name                                                 Ownership %   Incorporation
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PSE&G Transition Funding LLC.......................      100         Delaware

      The remaining subsidiaries of Public Service Electric and Gas Company are not significant subsidiaries as defined in Regulation S-X.